UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2020

PEABODY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri	63101-1826
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 342-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BTU	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

Peabody Energy Corporation (“Peabody” or the “Company”) is continuing to advance its cost repositioning program. On October 5, 2020, following the completion of its recent H-3 panel longwall move, the Company is temporarily idling the Shoal Creek mine.

While metallurgical coal prices have recently appreciated, steelmaking fundamentals, particularly in traditional markets, are in the early stages of recovery from the COVID-19 pandemic. As a result, customer demand this year has been and continues to be severely impacted. Year-to-date through September 30, Shoal Creek has shipped approximately 600,000 tons. These market factors, combined with a currently elevated cost structure at the mine, have led to the decision to temporarily suspend production.

Over the next several months, Peabody will take the opportunity to reset the mine. Steps being taken will include focusing on ways to improve efficiencies and productivity. 2020 costs per ton have been elevated due to a combination of weak demand, lower productivity rates, and poor geological conditions in the close-out of the H-panel.

Information in this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise incorporated by reference into any filing pursuant to the Securities Act of 1933 or the Exchange Act except as otherwise expressly stated in such a filing.

Forward-looking statements.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the securities laws. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words or variation of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “projects,” “forecasts,” “targets,” “would,” “will,” “should,” “goal,” “could” or “may” or other similar expressions. Forward-looking statements provide management’s current expectations or predictions of future conditions, events or results. All statements that address operating performance, events or developments that Peabody expects will occur in the future are forward-looking statements. They may include estimates of revenues, income, earnings per share, cost savings, capital expenditures, dividends, share repurchases, liquidity, capital structure, market share, industry volume, or other financial items, descriptions of management’s plans or objectives for future operations, or descriptions of assumptions underlying any of the above. All forward-looking statements speak only as of the date they are made and reflect Peabody’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance or events. Furthermore, Peabody disclaims any obligation to publicly update or revise any forward-looking statement, except as required by law. By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond Peabody’s control, including the impact of the COVID-19 outbreak and factors that are described in Peabody’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and other factors that Peabody may describe from time to time in other filings with the SEC. You may get such filings for free at Peabody’s website at www.peabodyenergy.com. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

October 5, 2020	By:	/s/ Scott T. Jarboe
	Name:	Scott T. Jarboe
	Title:	Chief Legal Officer